Exhibit 10.15
Consulting Agreement
This Consulting Agreement is made as of                                         ,                      by and between TopSpin Med ical (Israel) Ltd. (the “Company”) a company incorporated in Israel whose regietered office is at Global Park, 2 Yodfat St., North Industrial Zone Lod, Israel, and of (the “Consultant”).
1 Consultancy.
     1.1 Consulting Period. The Consultant shall serve as a consultant to the Company in respect of the Services (as defined in Section 2 below) for a period commencing on the date of this Agreement and continuing until termination of this Agreement in accordance with Section 7 below (the “Consulting Period”).
     1.2 Experience. The Consultant represents it has the capability, know-how, expertise and experience necessary to perform the Services. The Consultant will devote sufficient time and efforts to performing the Services under this Agreement, as may be required to accomplish the duties described below.
     1.3 No Conflicts. The Consultant represents that the performance of the Services or any other duties and obligations of the Consultant hereunder do not and will not conflict with, or breach, any prior agreement, contract, patent disclosure agreement, non-competition agreement, any restrictive covenant relating to the involvement whatsoever of the Consultant with the Company or any other instrument to which the Consultant is a party or by which he is bound.
     1.4 Reliance. Consultant understands that the Company is relying on the representations made by Consultant in this Section 1 in making its decision to enter into this Agreement.
2 Services. During the Consulting Period, Consultant shall provide Company with consulting services as detailed in Exhibit A (the “Services”) as may be requested by the Company to the best of his ability. The Company may, from time to time, reasonably modify the Services in order to more appropriately conform to its business demands.
3 Legal Relationship. The Consultant shall be an independent contractor with regard to the Company and the Consultant shall not be an employee or agent of the Company. Unless separately authorized by a specific power of attorney, the Consultant shall not bind or purport to bind the Company to any contract or obligation whatsoever. The Consultant agrees to indemnify the Company and hold it harmless to the extent of any obligations imposed by law on the Company to pay any withholding taxes, social insurance payments or unemployment or disability insurance or similar items in connection with any services performed by the Consultant hereunder.
4 Compensation. In consideration of the Services supplied, the Consultant shall be entitled to fees as detailed in Exhibit B.
5 Rights to, and Ownership of, Work Product
     5.1 “Work Product” means all ideas and information which reasonably could concern or be in any way beneficial to the business of the Company, that are created, developed, discovered, acquired or invented by the Consultant (whether alone or with a third party) in connection with the Consultancy Services, including Technology (defined below) analyses, recommendations, reports, compilations, studies, business opportunities, customer and supplier contacts, innovations and improvements relating to the business of the Company.
     5.2 “Consultancy Services” means all work performed by the Consultant pursuant to this Agreement.
     5.3 “Technology” means data, discoveries, ideas, inventions, know-how, methods, processes, research, technical information, and other intellectual property, whether tangible or intangible, including, without limitation, any and all designs, drawings, flow charts, products, software, and specifications, together with the intellectual property rights applicable thereto, including, without limitation, copyrights, patents (including any extension, reissue, continuation, substitution, continuation-in-part, division, or renewal patents), patent applications, inventor certificates, and trade secrets.
     5.4 The Company shall own all rights, title, and interest in all Work Product, including all patents and other intellectual property rights constituting Work Product, and shall have the unrestricted right to use the Work Product and to license any third party to use the Work Product without the consent of the Consultant, and without any duty to account to or share proceeds with the Consultant on account of such use or licensing of the Work Product. The Consultant agrees promptly to disclose all Work Product to the Company, and to take all actions, execute all assignments, verify and deliver all documents the Company may reasonably request in applying for, obtaining, perfecting, evidencing, sustaining and enforcing the Company’s proprietary rights in the Work Product, during the term of this Agreement and thereafter.
     5.5 The provisions of the preceding paragraph shall not apply to any preexisting materials, information, or ideas that may be in the possession of the Consultant in written form prior to the date of this Agreement.
     5.6 The provisions of this Section 5 shall survive the termination of this Agreement.
6 Confidentiality and Non-Competition
     6.1 Confidentiality. The Consultant acknowledges that during the course of the performance of consultancy services for the Company, he will have access to confidential information, knowledge and data regarding or relevant to the business of the Company, whether received, acquired or developed by it or otherwise, including, without limitation, trade secrets, marketing and pricing data, customer information (collectively, “Proprietary Information”). The Consultant hereby agrees:
          6.1.1 Other than in the course of performing consultancy services for the Company, it will not divulge, disclose or communicate to any third party in any manner, directly or indirectly, Proprietary Information or Work Product, except such as is at the time generally known to the public and which did not become generally known through the breach of any provision hereof;
          6.1.2 It will not use for his own benefit or purposes or for the benefit or purposes of any third party or permit or assist any third party to use in any manner, directly or indirectly, Proprietary Information or Work Product; and
          6.1.3 Upon the termination of this Agreement, it will promptly deliver to the Company all Proprietary Information and Work Product in its possession or under his control.
     6.2 Non-Competition. During the term of this Agreement and for one year thereafter, the Consultant shall not, directly or indirectly, on his own account, or as a shareholder, partner, joint venturer, franchisor, licensor, director, officer, consultant, creditor and/or agent or otherwise:
          6.2.1 enter into or engage in any business or other entity in the same line of work, or any business which competes with the business of the Company;
          6.2.2 promote or assist, financially or otherwise, any person, firm, association, corporation or other entity engaged in any such business;
          6.2.3 canvass, solicit or accept any business, patronage, orders, customers, or clients, for itself or for any other person or entity, from any clients or customers of the Company or its affiliates, or give any other person, firm or corporation the right to do any of the foregoing on his behalf; or
          6.2.4 directly or indirectly request or advise any clients, customers, shareholders, or suppliers of the Company, or any governmental authority, to withdraw, curtail, or cancel their business with the Company, or in any other way directly or indirectly interfere with or disrupt or attempt to disrupt the Company’s relationship (express, implied, or otherwise) with any of its clients, customers, shareholders, or suppliers or any governmental authority.
     6.3 Non-Solicitation of Employees. During the term of this Agreement and for two years thereafter, the Consultant shall not induce any employee, consultant or representative of the Company not to continue as an employee, consultant or representative of the Company, or to accept any employment, consultancy or representation with any person or entity other than the Company.
     6.4 Specific Performance. The parties hereto agree and acknowledge that money damages may not be an adequate remedy for any breach or threatened breach of the provisions of this Section 6, and that any party may in its sole discretion, in addition to any other available remedies, apply to any court of law or equity of competent jurisdiction for and be entitled to specific performance and/or injunctive relief in order to enforce or prevent any violations of the provisions of this Agreement.
     6.5 The provisions of this Section 6 shall survive the termination of this Agreement.
7 Term and Termination
     7.1 This Agreement shall enter into effect as the date hereof, and shall continue in effect until                      or until earlier terminated in accordance with this Section 7.
     7.2 Either party may terminate this Agreement at any time upon 30 days notice, without the need to give any reason.
     7.3 This Agreement may be terminated immediately by the Company in the event of:
          7.3.1 Material breach by the Consultant of any provision of this Agreement which is not curable or is not cured by the Consultant within 7 days after his receipt of notice thereof from the Company containing a description of the breach or breaches alleged to have occurred (it being understood that Sections 1.3, 1.4, 5 and 6 of this Agreement are deemed to be material provisions);
          7.3.2 Persistent neglect by the Consultant or material failure by the Consultant to adequately perform the Duties;

          7.3.3 Any act of moral turpitude by the Consultant or action by the Consultant to intentionally harm the Company;
          7.3.4 the Consultant becoming bankrupt; the filing by or against the Consultant of a petition in bankruptcy, or a composition with creditors or any similar action in consequence of debt.
     7.4 The Consultant and the Company shall not have any claim against the other party, for damages or otherwise, or be entitled to any payment or other benefit, as a result of the termination of this Agreement in accordance with its terms.
8 Miscellaneous
     8.1 Notices. All notices or other communications hereunder shall be in writing and shall be given in person, by registered mail, or by facsimile transmission (provided that written confirmation of receipt is provided), at the above address or at such address as a party may from time to time designate in writing to the other parties. Notices shall be deemed to be received 4 days after being sent or 24 hours after being faxed.
     8.2 No Assignment. The performance of the Consultant’s obligations hereunder may not be transferred or assigned by the Consultant. The Company may assign this Agreement to any successor in interest without the consent of the Consultant.
     8.3 Governing Law. This Agreement shall be exclusively governed by and construed in accordance with the laws of the State of Israel. Any action instituted by any of the parties shall be brought in the appropriate court in the State of Israel, which shall have exclusive jurisdiction over such actions.
     8.4 Preamble; Annexes/Titles. The preamble to this Agreement and the Exhibits hereto form integral parts hereof. The titles in this Agreement are intended for convenience purposes only and they do not have and shall not be ascribed any weight in the interpretation hereof.
     8.5 Entire Agreement; Amendment, etc. This Agreement is the entire agreement between the parties with respect to the subject matter hereof, and supersedes all prior understandings, agreements and discussions between them, oral or written, with respect to such subject matter. This Agreement shall not be modified or amended except by a written instrument, signed by the parties hereto. All remedies specified herein or otherwise available shall be cumulative and in addition to any and every other remedy provided hereunder or now or hereafter available at law or in equity. No waiver or failure to act with respect to any breach or default hereunder, whether or not the other party has notice thereof, shall be deemed to be a waiver with respect to any subsequent breach or default, whether of similar or different nature.
     8.6 Severability. The provisions of this Agreement shall be deemed severable and the invalidity or unenforceability of any provision shall not affect the validity or enforceability of the other provisions hereof.
     8.7 Counterparts. This Agreement may be executed in any number of counterparts, each of which shall be deemed an original but all of which together shall constitute one and the same instrument.
IN WITNESS WHEREOF, the parties hereto have executed this Agreement as of the day and year first above written.

TopSpin Medical (Israel) Ltd.	Consultant
By:	By:
Name:	Name:
Title:	Title:

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